UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2023

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 21, 2023 the Board of Directors of Kingsway Financial Services Inc. (the “Company”) approved a share repurchase program that authorizes the Company to repurchase up to $10 million of its common stock. The share repurchase program will have a one year term.

Repurchases may be made from time to time in the open market, including, without limitation, by round lot or block transactions, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable federal securities laws.

The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of the Company’s shares, general market and economic conditions, and other factors. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be terminated, modified or suspended at any time at the Company’s discretion.

The Company intends to enter into a trading plan with Raymond James, to be adopted in accordance with Rule 10b-18 and Rule 10b5-1 under the Exchange Act, to facilitate such repurchases.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated March 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kingsway Financial Services Inc.

Date: March 21, 2023	By:	/s/ Kent A. Hansen
Name: Kent A. Hansen
Title: Chief Financial Officer